Exhibit 99.1

May 3, 2011

FOR IMMEDIATE RELEASE

Contacts:
Tamera Gjesdal	Cynthia Williams
Senior Vice President	Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1478
tgjesdal@bbandt.com	cynthia.williams@bbandt.com

BB&T Corporation CEO to speak May 10
at UBS 13th Annual Global Financial Services Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chief Executive Officer Kelly King will present at the UBS 13th Annual Global Financial Services Conference in New York City May 10 at 11:25 a.m. (ET).

King will focus on BB&T’s financial performance and corporate strategy. He will be joined at the conference by top executives from several of the nation’s largest financial services companies.

An audio webcast of King’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T

BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $157 billion in assets and market capitalization of $19.1 billion, as of March 31, 2011. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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